                               SENTINEL FINANCING LTD., L.P.

                      $15,000,000 of 12% Secured Notes Due 2002
                             (Par Value $1,000 Per Note)


                                   Agency Agreement

                                                                August 15, 1997

Centennial Capital Management
999 Peachtree Street, NE
Atlanta, Georgia  30309

Dear Sirs:

Sentinel Financing Ltd., L.P., a Florida limited partner (the "Company"), hereby confirms its agreement with Centennial Capital Management (the "Agent"), as follows:

1. GENERAL. The Company proposes to offer on a "best efforts basis", up to 15,000,000 Notes (the "Maximum number of Notes") at a price of $1,000 per
    Note in an offering to the public (the "Offering").

On terms and conditions specified in this Agency Agreement (The "Agreement"), the Agent, for the compensation specified below, will provide the services specified in this Agreement to assist the Company in the Offering.

2.  THE OFFERING.

    2.1 SERVICES TO BE RENDERED. In consideration of the payment of the fees set forth in Section 2.3 hereof, the Agent agrees to offer the Notes to the investing public in Georgia, Florida and any other state or states where the Company deems it appropriate to qualify the Offering.

    2.2 NON-EXCLUSIVE ENGAGEMENT. The Company reserves the right to hire such other broker-dealers to assist in the sale of the Notes as the Company, in its sole discretion, deems necessary or advisable.

    2.3 COMPENSATION. The Company agrees to pay to the Agent for the Agent's services in connection with the Offering, a fee equal to a 7.5% underwriting discount, a 4% investment banking and marketing fee to the Agent's affiliate, Banc Services Corporation. The Company may also reimburse the Agent for actual due diligence expenses in an amount up to .5% of the principal aggregate amount of Notes sold and may pay the Agent a non-accountable expense allowance not to exceed .5% of the principal aggregate amount of Notes sold. No payments will be made until the Minimum Offering amount of $1,000,000 has been sold.

    2.4 PAYMENT OF EXPENSES. The Company will pay all of its expenses in connection with the Offering including, but not limited to, the Company's attorneys' fees, expenses for auditing and accounting services, advertising fees, all securities registration and NASD filling fees, postage, and document reproduction expenses, and the engraving, issuance, transfer and delivery of the Notes.

    2.5 BLUE SKY. To the extent required by applicable state law, the Agent may need to obtain or confirm exemptions, qualification or registration of the Notes under applicable state securities laws and NASD policies. The cost of such legal work and related filing fees will be paid by the Company and will depend upon the states in which the Company wishes to make sales.

    2.6 SALE AND DELIVERY OF THE NOTES. The Notes are being offered on a best efforts, $1,000,000 minimum offering basis. All proceeds from the sale of Notes will be immediately deposited in an escrow account at Bank of Montreal Trust Company (the "Escrow Account"), and no funds will be released to the Company therefrom unless and until the Company has sold $1,000,000 in aggregate principal amount of the Notes (the "Minimum Offering"). Upon sale of the Minimum Offering, the Notes shall be released to purchasers of the Notes (the "Noteholders") bearing an issue date equal to the date the purchase price therefor was deposited into the Escrow Account. If the Minimum Offering is not sold by [120 days after the effective date], 1997, all monies received will be refunded to investors, together with any net investment earnings thereon from the investment of such monies by the Escrow Account. In the event of any such return of funds, the investors shall not be entitled to receive the stated interest rate on the Notes. Subscribers for the Notes shall have no right to withdraw any funds from the Escrow Account. The offering of Notes will continue until the earlier to occur of (i) the sale of all Notes offered hereby, (ii) termination thereof by the Company in its sole discretion or (iii) [24 months after the effective date]. Investors must satisfy certain suitability standards prior to purchasing any Notes. The Offering may be terminated prior to the expiration of the Offering Period by the Company. Throughout the Offering Period, the Company will review the offers to purchase received and will have the right to reject any such offers.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, the Agent that:

    (a) The prospectus, including any amendments or supplements thereto (the "Prospectus") when made available to prospective purchasers throughout the Offering Period, will comply in all material respects with federal statutes, regulations ad policy statements applicable thereto, including, without limitation, the applicable rules, regulations and policy statements of the Securities and Exchange Commission (the "SEC"). At all times during the Offering Period, the Prospectus will contain all information including financial statements that are required to be included therein in accordance with applicable regulations (including interpretations thereof), and policy statements of the SEC and the Prospectus will not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representations or warranties are made to the Agent with respect to statements or omissions made in reliance upon, or in conformity with, written information furnished to the Company with respect to the Agent, by the Agent, or on its behalf expressly for use in the Prospectus.

    (b) The Company is, and at all times during the Offering Period will be, a limited partner duly incorporated and organized and is, and will be, validly existing and in good standing under the laws of the State of Florida. The Company has, and at all times during the Offering Period will have, full power and authority to own or lease all of its properties and conduct all of its business as described in the Prospectus.

    (c) The Company is, and at all times during the Offering Period will be, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business required such qualification.

    (d) The financial statements contained in the Prospectus present fairly and accurately the financial position of the Company as the respective dates thereof, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire periods involved.

    (e) At all times during the Offering Period except as set forth in or contemplated by the Prospectus: (i) the Company will not have incurred and will not incur any material liabilities or obligations, direct or contingent, except for liabilities or obligations entered into in the ordinary course of business, and will not have entered into and will not enter into any material transactions; and (ii) there will have been no, and there will be no, material adverse change, or any development relating to the Company which the Company has cause to believe would involve a prospective material adverse change in or affecting the business, business prospects, general affairs, management, financial position, net worth, results of operations, or properties of the Company, or the value of the assets of the Company.

    (f) Except as set forth in or contemplated by the Prospectus, to the best of its knowledge, the Company does not have and will not have during the Offering Period any material contingent liabilities or obligations.

    (g) There are no actions, suits or proceedings pending or, to the best of its knowledge, threatened against or affecting the Company or its business, business prospects, financial condition, results of operations or properties, or against or affecting any of its principal officers, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling or decision or finding would materially and adversely affect the business, business prospects, financial condition, results of operations, or properties of the Company.

    (h) At all times during the offering Period, the Company will have title to all properties and assets described in the Prospectus as being owned by the Company, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or which are not material to the business of the Company. At all times during the Offering Period, the Company will have valid, existing and enforceable leases to the properties and equipment described in the Prospectus as being leased by the Company, with such exceptions as are not material and do not materially interfere with the uses made, and proposed to be made, of such properties by the Company.

    (i) The Company has filed all federal and state income tax returns which are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. To the best of its knowledge, all taxes with respect to which the Company is obligated have been paid or adequate accruals have been established to cover any such unpaid taxes.

    (j) The Company is not, and at all times during the Offering Period will not be, in violation of the limited partnership under which it has been organized ("Partnership Agreement") or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, and the Company is not, and at all times during the Offering Period will not be, in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, of which it has knowledge. Neither the Company, nor any employee or agent thereof, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is not fully disclosed in the Prospectus.

    (k) At all times during the Offering Period, there will be no document or contract of the character required to be described in the Prospectus which is not described as required, and the descriptions in the Prospectus are accurate and complete and fairly present the information required to be shown.

    (l) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Agent was or will be, when made, inaccurate, untrue or incorrect in any material respect.

    (m) The Company has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and will be, upon acceptance by the Agent, a valid and binding agreement of the Company enforceable in accordance with its terms. The performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms or provision of, or constitute a default under the Partnership, any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence or indebtedness or in any contract, indenture, mortgage, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, or any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, and will not result in the creation or imposition of any lien, charge claim or encumbrance upon any property or asset of the Company. No consent, approval, authorization or order of any government, governmental instrumentality or court is required in connection with the execution of this Agreement or the consummation of the transactions contemplated by this Agreement except such as may be required by the NASD or by state regulatory authorities under state securities or blue sky laws in connection with the distribution of the Notes or in connection with the Agent's services hereunder.

    (n) For purposes of the Agent's obligation to file certain documents and make certain representations to the NASD in connection with the
         Offering: (i) except with respect to partnership interest issued in connection with the Company's organization in August, 1997, the Company has not placed any securities within the last eighteen months;
         (ii) there have been no material dealings within the last twelve months between the Company and any NASD member or any person related to or associated with any such member; (iii) except as contemplated by this Agreement, no financial or management consulting contracts are outstanding with any other person; (iv) there has been no intermediary between the Agent and the Company in connection with the Offering and no person is being compensated in any manner for providing such service.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE AGENT. The Agent represents and warrants to, and agrees with the Company that:

    (a) The Agent and all of its agents and representative have or will have all required licenses and registrations to perform the Agent's obligations under this Agreement, and such licenses and registrations will remain in effect during the term of this Agreement.

    (b) Any and all information furnished to the Company by the Agent in writing expressly for use in the Prospectus will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (c) All checks and funds received by the Agent with respect to the subscription price from prospective purchasers in the Offering shall be made payable to the escrow agent and transmitted directly to the escrow agent by noon of the next business day after receipt by the

         Agent until the minimum offering of $1,000,000 has been obtained. If the Offering is terminated prior to the end of the Offering Period by the Company, then subscription funds received after any such termination shall be promptly returned to the prospective purchasers.

    (d) The Agent will deliver to the Company the original copies of all subscription documents of prospective purchasers received by the Agent in the Offering, and the Agent will promptly inform the Company of any facts which come to the Agent's attention which would cause a reasonable person to believe that such subscription documents contain any material misstatement or omission.

5. COVENANTS OF THE COMPANY. The Company further agrees with and covenants to the Agent as follows:

    (a) To comply with the "Blue Sky" and other securities laws and regulations of each state in which subscriptions are solicited in the Offering and to assist the Agent in any necessary registration or filings that may be required of the Agent with respect to the Offering, in the states mutually agreed upon by the Agent and the Company, with any costs of such registrations or filings incurred by the Agent to be borne by the Company at its sole expense. The Company will advise the Agent promptly of the issuance by any state regulatory authority of any stop order or other order suspending the registrations or exemptions therefrom of the Prospectus or of the institution of any proceedings for that purpose, will use its best efforts to prevent the issuance of any stop order or other such order, and should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

    (b) To furnish the Agent with such numbers of printed copies of the Prospectus, with all amendments, supplements and exhibits thereto, together with subscription materials, as the Agent may reasonable request, and similarly, to furnish the Agent and others designated by the Agent with as many copies of additional sales literature or other materials approved by the Company for use in connection with the Offering as the Agent may reasonably request.

    (c) Promptly to furnish such information and execute and file such documents as may be necessary for the Company to offer and sell the Notes in full compliance with applicable state and federal statutes, regulations and policy statements.

    (d) To advise the Agent promptly if any event known to the Company shall have occurred as a result of which the Prospectus in its then current form (including any amendments or supplements thereto) would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (e) To utilize or furnish no sales literature in connection with the Offering, other than the Prospectus, unless such other sales literature has been approved by the SEC and the NASD, if necessary, and furnished to the Agent at least ten (10) days prior to its first use and the Agent has failed to object to the contents of, or the proposed use of, such other sales literature.

6. CONDITIONS OF THE AGENT'S OBLIGATIONS. The Agent's obligation to effect the transactions contemplated by this Agreement shall be subject to the continuing accuracy throughout the Offering Period of the representations, warranties and agreements of the Company, the performance by the Company of all of its obligations under this Agreement, and the following further terms and conditions:

    (a) At the Effective Date, the Agent shall have received the favorable opinion of Buchalter, Nemer, Fields & Younger, counsel for the Company, dated as of the Effective Date, to the effect that:

            (i) Company was duly organized as a limited partnership, and is existing and in good standing, under the laws of the State of Florida.

           (ii) Company has the power to execute and deliver this Agreement, to perform its obligations hereunder, to conduct its business.

          (iii) Company has authorized the execution and delivery of this Agreement and all performance by Company hereunder and has duly executed and delivered this Agreement.

           (iv) The execution and delivery by Company of this Agreement do not, and if Company were now to perform its obligation under this Agreement such performance would not, result in any:
                   (1) violation of the Partnership; (2) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which Company is subject; (3) breach of or default under any material agreements; (4) creation or imposition of a contractual lien or security interest in, on or against the Assets under any material agreements; or (5) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, Company is subject.

            (v) The Agreement is enforceable against Company except as may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the right of creditor, (ii) or the effect of Sentinel principles of equity, enforceability of any indemnification provisions.

           (vi) No consent, approval, authorization or order of any government, governmental instrumentality or court is required in connection with the consummation of the transactions contemplated by this Agreement except such as may be required by the SEC, the NASD, or by state regulatory authorities under state securities or blue sky laws in connection with the sale of the Notes by the Agent.

          (vii) The Notes conform in all material respects to the description thereof contained in the Prospectus.

         (viii)    The Notes to be delivered are in due and proper form.

    (b) On the Effective Date, the Agent shall have received from the President, the general partner, of the Company a letter dated as of the Effective Date, in form and substance satisfactory to the Agent in all respects, concerning the accuracy, to his best knowledge and belief, of the financial information included in the Prospectus.

    (c) At the Effective Date, there shall be furnished to the Agent a certificate, dated as of the Effective Date, signed by the President and Secretary of the general partner of the Company (collectively the "Officers") in form and substance satisfactory to the Agent (the "Certificate") to the effect that, to their best knowledge and belief:

            (i) The Officers of the Company have carefully examined the Prospectus, and as of the date of such Certificate, the statements in the Prospectus are true and correct, and the Prospectus does not misstate or omit to state a material fact required to be stated therein or necessary to make the statements therein not untrue or misleading.

           (ii) The conditions to the performance of the Agent's obligations under this Agreement have been complied with.

          (iii) Each of the representations and warranties of the Company contained in this Agreement was when originally made and is as of the date of such Certificate true and correct.

           (iv) No order from any regulatory body has been issued and no proceedings have been instituted, or to the knowledge of such Officers contemplated, to prevent the consummation of the Offering.

7.  INDEMNIFICATION.

    (a) The Company will indemnify and hold harmless the Agent, its officers, directors, counsel, representatives and persons who control the Agent within the meaning of the Securities Exchange Act of 1934, from and against all losses, claims, damages and liabilities, joint and several, to which any of the aforesaid parties, including the Agent (collectively, the "Agent Parties"), may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any Blue Sky application or other document executed by the Company or on its behalf for the purpose of qualifying any or all of the Stock for sale under the securities laws of any jurisdiction, or based upon written information furnished by the Company under the securities laws thereof (any such application, document, or omission to state in the Prospectus, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will further reimburse the Agent Parties, and each and every one of them, for any legal or other expenses reasonably incurred by any one or more of the Agent Parties in connection with investigating and defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that the subject loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation of the subject Prospectus, Blue Sky Application, or any amendment or supplement thereto. The indemnity provided for in this Section 7(a) will be in addition to any liability which the Company may otherwise have.

    (b) The Agent will indemnify and hold harmless the Company, its officers, directors, counsel, representatives and persons who control the Company within the meaning of the Securities Exchange Act of 1934, from and against all losses, claims, damages and liabilities, joint and several, to which any of the aforesaid parties, including the Company (collectively, the "Company Parties"), may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement of material fact contained in the Prospects, any Blue Sky Application, or any amendment or supplement thereto; (ii) the omission to state in the Prospectus, any Blue Sky Application, or any amendment or supplement to any of the foregoing, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, in the case of Sections (7)(b)(i) and (7)(b)(ii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon or in conformity with written information furnished to the Company by the Agent specifically for use with reference to the Agent in preparation of the Prospectus, any Blue Sky Application, or any supplement or amendment thereto; or (iii) arising out of any misrepresentation by the Agent in this Agreement or any breach of warranty by the Agent with respect to this Agreement. The Agent will further reimburse the Company Parties for legal or other expenses reasonably incurred by the Company Parties in connection with investigating or defending any loss, claim, damage, liability or action under this Section (7)(b). The indemnification provided for in this Section (7)(b) shall be in addition to any liability which the Agent may otherwise have.

    (c) Promptly after receipt by an indemnified party under Sections (7)(a) or (7)(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement of the action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise and under such Section. In case any such action shall be brought against any indemnified person, then it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent it shall wish, jointly with any other indemnifying party similarly notified, the indemnifying party may assume the defense thereof, with counsel satisfactory to such indemnified party (who may also be counsel to the indemnifying party only if the representation of both parties does not constitute a conflict) and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

8. SURVIVAL CLAUSE. The respective indemnities, agreements (including, without limitation, the agreements set forth in Section 7 hereof), representations, warranties and other statements of the Company and the Agent as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent, any officer or director of the Agent, or counsel therefor, or the Company or any officer or director of the Company, or counsel therefor, and shall survive any termination of this Agreement and the receipt of any payment for the Notes.

9. NOTICES. All notices under this Agreement shall be in writing and if sent to the Agent shall be mailed, delivered or telegraphed to the Agent at the address first provided above, and if sent to the Company shall be mailed or delivered to the Company at its present headquarters address, 210 North University Drive, Suite 800, Coral Springs, Florida 33071, Attention:
    President. Any notice shall be deemed to have been given when it is received by the party to whom it is addressed.

10. GOVERNING LAW. Except to the extent governed by preemptive federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida.

11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       SENTINEL ACCEPTANCE CORPORATION



                                       Ivan Hoser
                                       President


    ACCEPTED AND AGREED TO this _____________ day of August, 1997.


CENTENNIAL CAPITAL MANAGEMENT



By:________________________________________

Title:_______________________________________